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                                                            Exhibit 10.32


                         TANNING TECHNOLOGY CORPORATION
                       1999 EMPLOYEE STOCK PURCHASE PLAN

1.  Purpose.  The purpose of the Tanning Technology Corporation 1999 Employee
    -------
    Stock Purchase Plan (the "Plan") is to facilitate capital accumulation by Eligible Employees of Common Stock of the Company and thereby to provide employee identification with and commitment to the goals of the Company. The Company intends that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.  Definitions.  Whenever used in this Plan:
    -----------

A. "Board of Directors" means the Board of Directors of Tanning Technology Corporation.

B.  "Code" means the Internal Revenue Code of 1986, as amended.

C. "Committee" means the Compensation Committee of the Board of Directors of Tanning Technology Corporation.

D. "Common Stock" means the common stock, par value $.01 per share, of Tanning Technology Corporation.

E. "Company" means Tanning Technology Corporation, and any subsidiary thereof which becomes a participating employer in the Plan pursuant to Paragraph 14.

F. "Compensation" means the aggregate of the gross wages, including cash bonus, paid to an Eligible Employee during a Purchase Period.

G. "Date of Offering" means the Pricing Date and thereafter each January 1st and July 1st; provided, however, that in the case of an Eligible Employee
                  --------  -------
    who commences employment at least four months before the expiration of a Purchase Period, such Eligible Employee's initial "Date of Offering" shall be the first business day of the next month following commencement of employment.

H. "Eligible Employee" means any person who is a full-time employee scheduled to work at least 20 hours per week; provided, however, that "Eligible
                                        --------  -------
    Employee" shall not include any person who immediately prior to the offering on a Date of Offering would be deemed for purposes of Code (S) 423(b)(3) to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company.

I. "Market Price" means the average of the highest and lowest sales prices for Common Stock (as reported in the applicable exchange listing published in The Wall Street Journal) on a given day or, if no sales of Common Stock were made on that day, on the next preceding day on which sales were made and prices reported.
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    If the Common Stock of the Company is not admitted to trading on a national exchange on the dates for which closing prices of the Common Stock are to be determined or if there have been no prior sales on an exchange, then reference shall be made to the fair market value of the Common Stock on that date, as determined on such basis as shall be established or specified by the Committee and/or the Board of Directors; provided, however, that in the
                                                 --------  -------
    case of the first day of the initial Purchase Period, "Market Price" means the price at which shares of the Common Stock will be offered pursuant to a registration statement declared effective by the Securities and Exchange Commission.

J. "Offering Price" means not lower than eighty-five percent (85%) of the Market Price of Common Stock on the first and last day of a Purchase Period as determined by the Board.

K. "Plan" means the Tanning Technology Corporation 1999 Employee Stock Purchase Plan.

L. "Pricing Date" means the date on which the Company and the underwriters agree on the price at which shares of the Common Stock will be offered pursuant to a registration statement declared effective by the Securities and Exchange Commission.

M. "Purchase Period" means the period from the Pricing Date to December 31st, 1999 and thereafter each six-month period commencing on January 1st and ending on June 30th , and each six-month period commencing on July 1st and ending on December 31st, during and with respect to which periods payments by payroll deduction or otherwise may be made by Eligible Employees accepting an option under an offering hereunder for the period then ending; provided, however, that in the case of an Eligible Employee who commences
    --------  -------
    employment during any such period and at least four months before the expiration of such period, that employee's initial "Purchase Period" shall commence on the first business day of the next month following commencement of employment.

3.  Scope of the Plan.  Options to purchase shares of Common Stock may be
    -----------------
    granted by the Company to Eligible Employees during the no more than ten year period commencing on the date of adoption of the Plan, as hereinafter provided, but not more than 1,000,000 shares of Common Stock (subject to adjustment as provided in Paragraph 15), shall be purchased pursuant to such options. All options granted pursuant to this Plan shall be subject to the same terms, conditions, rights and privileges. The shares of Common Stock delivered by the Company pursuant to this Plan may be treasury shares (except with respect to shares delivered to Eligible Employees employed by Tanning Technology Europe Limited and Tanning Technology Denmark Aps), newly issued shares, or both.

4.  Offerings.  Subject to the terms and conditions of this Plan, the Board of
    ---------
    Directors through the Committee shall make an offering on the Pricing Date to Eligible Employees to purchase Common Stock under this Plan on December 31st, 1999, and thereafter an offering shall commence as of each subsequent Date of Offering to

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    Eligible Employees to purchase Common Stock under this Plan on the last day of each subsequent Purchase Period. The terms and conditions for each such offering shall specify such information as the Committee may deem appropriate, including (i) the aggregate number of shares of Common Stock available for purchase under the Plan with respect to that offering, (ii) the purchase price of those shares, and (iii) the number of shares of Common Stock available for purchase under the Plan by an individual with respect to that offering.

5.  Amount of Common Stock Each Eligible Employee May Purchase.
    ----------------------------------------------------------

A. Subject to the provisions of this Plan, for each Purchase Period each Eligible Employee shall be offered an option to purchase a number of whole shares of Common Stock. Subject to the provisions of this Plan, the maximum number of shares of Common Stock that an Eligible Employee shall be offered an option to purchase is 1,000 during the initial Purchase Period. The Committee shall establish such a maximum for each subsequent Purchase Period prior to the commencement thereof. The aggregate amount which will be used to purchase shares will be designated by the Eligible Employee from one percent (1%) to fifteen percent (15%) (in whole percentage points) of his or her Compensation during a Purchase Period plus such additional employee contributions as may be permitted by the Committee. In the event such amounts would involve the purchase of a fractional share, the number of shares which may be purchased shall be increased to the next whole number.

B. Anything herein to the contrary notwithstanding, if any Eligible Employee offered an option to purchase shares of Common Stock hereunder would be deemed for the purposes of Code (S)(S) 423(b)(3) and 424(d) to own stock (including the maximum number of shares of Common Stock covered by the option determined pursuant to the foregoing formula) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, the maximum number of shares of Common Stock covered by the option shall be reduced to that number of whole shares which, when added to the stock which such person is so deemed to own (excluding the maximum number of shares of Common Stock covered by the option determined pursuant to the foregoing formula), is less than such five percent (5%).

C. Anything herein to the contrary notwithstanding, no Eligible Employee may be granted an option under this Plan which (within the meaning of the limitation provided by Code (S) 423(b)(8)) would permit his or her rights to purchase stock under all qualified employee stock purchase plans of the Company to accrue at a rate in excess of $25,000 of fair market value of the Common Stock (as of the time of grant) for each calendar year for which such option is outstanding at any time. If such be the case with respect to an option under this Plan determined pursuant to the foregoing formula, such option shall be reduced to cover only the greatest number of whole shares an option for which may be granted within the limitation provided by Code (S) 423(b)(8).

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D.  If Eligible Employees elect, in any one offering, to accept options to an extent which would result (if options were granted on that basis) in the granting of options for that offering to purchase more than the aggregate number of shares of Common Stock that may be specified by the Board of Directors for that offering, the Committee shall adjust such options on a pro rata basis, in accordance with the number of shares of Common Stock actually subscribed for by each such Eligible Employee, so that the aggregate number of shares subject to purchase under that offering does not exceed such specified number of shares.

6.  Method of Participation.
    -----------------------

A. The Committee shall give notice to Eligible Employees of each offering of options to purchase shares of Common Stock pursuant to Paragraph 4 of this Plan and the terms and conditions for each offering, including the purchase price of the option to be offered to each Eligible Employee and such other information as the Committee may determine. Such notice is subject to revision by the Company at any time prior to the Date of Offering, which is the date of grant of the option.

B. Each Eligible Employee who, in accordance with Paragraph 4 above, desires to accept all or any part of the option to purchase shares of Common Stock under an offering shall signify his or her election to do so, as specified in the notice of offering provided to Eligible Employees. If an Eligible Employee commences employment during a Purchase Period and at least four months before the expiration of such period, he may commence participation in the Plan on the first business day of the month next following commencement of employment. The notice of election, or a cancellation or any revision of such notice of election, shall be in writing in the form and manner prescribed by the Committee and shall be signed by the Eligible Employee. Subject to Paragraph 5, each such Eligible Employee also shall instruct the Company, in the form and manner prescribed by the Committee, to make payroll deductions to cover the aggregate purchase price of those shares of Common Stock in respect of which he or she has elected to accept an option. Such election and authorization shall continue in effect, unless and until such Eligible Employee withdraws from this Plan, modifies his or her authorization and designation, or terminates his or her employment with the Company, as hereinafter provided.

C. Any Eligible Employee who shall not make a timely election as provided in Paragraph 6B, shall be deemed to have elected not to accept any part of such option.

7.  Methods of Payment.
    ------------------

A. The purchase price of the shares of Common Stock as to which each Eligible Employee has elected to accept the option offered to him or her under the terms of an offering shall be deducted from the Eligible Employee's Compensation through payroll deductions, in substantially equal installments. Such payroll deduction

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    periods shall commence with the first applicable payroll period beginning in the Purchase Period and shall continue until the last payroll period which ends during the Purchase Period. The Eligible Employee's selection of a payment method with respect to any offering shall be made by the filing of an appropriate written and signed notice to such effect with the Committee.

B. The Committee may provide that in the event the payroll deductions during a Purchase Period credited to the account of an Eligible Employee participating in this Plan are, because of leave of absence, temporary lay-off, temporary disability or any other reason (other than reduction as provided in Paragraph 8, withdrawal as provided in Paragraph 9 or termination of employment as provided in Paragraph 10), not sufficient to permit the purchase of the total number of shares of Common Stock for which he or she has accepted an option, the Eligible Employee may prior to conclusion of the Purchase Period make a payment to the Company in one or more forms of all or any portion of the shortfall amount. To the extent of any remaining shortfall, the number of shares of Common Stock subject to purchase under the Eligible Employee's option shall be reduced automatically to that number of whole shares which his or her account, at the conclusion of the Purchase Period, is sufficient to purchase. The cash balance, if any, shall be refunded to the Eligible Employee without interest.

8.  Right to Reduce or Stop Deductions.  An Eligible Employee who has accepted
    ----------------------------------
    an option to purchase shares of Common Stock may, at any time prior to his or her last regular payroll deduction thereunder, direct the Company to (i) reduce his or her payroll deduction, or (ii) make no further deductions. Upon either of such actions, payroll deductions with respect to such option shall be reduced or discontinued. If the employee has directed that payroll deductions be reduced or discontinued, any sum previously deducted in respect of the offering shall be retained by the Company until the end of the Purchase Period, and shall be applied, along with any additional deductions at the reduced rate, to the exercise of the employee's option as provided in Paragraph 11.

    Any Eligible Employee who stops payroll deductions may not thereafter resume payroll deductions for the Purchase Period, and any Eligible Employee who decreases payroll deductions may not thereafter further decrease or increase such contributions, except that he or she may stop such contributions during the Purchase Period. Notification of an Eligible Employee's election to reduce or terminate deductions, to cancel an option or otherwise withdraw funds shall be made by the filing of an appropriate written and signed notice to such effect with the Committee.

9.  Right to Withdraw.  In addition to the reduction or cessation of
    -----------------
    contributions provided for in Paragraph 8, any Eligible Employee may direct the Company to cancel the entire option on or prior to the date that is three business days before the last day of the Purchase Period and request return of any portion of his or her account. If the employee has so directed, the Company shall stop automatically any payroll deduction for the employee and shall, as soon as practicable, refund without payment of interest

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    all requested amounts credited to the account of such employee with respect to the applicable offering. Notification of an Eligible Employee's election to cancel an option or otherwise withdraw funds shall be made by the filing of an appropriate written and signed notice to such effect with the Committee.

10.  Termination of Employment.
     -------------------------

     In the event the employment of an Eligible Employee who has accepted an option to purchase shares of Common Stock is terminated prior to conclusion of the Purchase Period, because of death, permanent disability, or retirement at or after age 65, the employee (or his or her legal representative, if applicable) may either:

     1. cancel the option, in which event the Company shall, as soon as practicable, refund without payment of interest all amounts credited to his or her account under any offering in which he or she is participating under this Plan; or

     2. elect to receive at the conclusion of the Purchase Period that number of whole shares of Common Stock (not to exceed the shares subject to the option, as the same may be adjusted hereunder) for which payments by payroll deduction were actually made are sufficient to purchase, plus the cash balance credited to his or her account, if any.

     For purposes of this paragraph 10, "permanent disability" shall mean "disability" as defined under the Company's long term disability plan or insurance policy as then in effect. In the absence of such plan or policy, "permanent disability" shall mean the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Committee may request reasonable proof of disability.

     The election of an Eligible Employee (or his or her legal representative, if applicable) pursuant to this Paragraph 10, shall be made within three
     (3) months of the event causing the termination of employment, but not later than the conclusion of the Purchase Period (except in the case of death). Written and signed notification of the election shall be filed with the Committee and, in the event no notification has been filed within the prescribed period, the Company shall act in accordance with provision (1) of this Paragraph 10.

     In the event the employment of an Eligible Employee who has accepted an option to purchase shares of Common Stock is terminated for any reason other than those specified above in this Paragraph 10 the Company shall, as soon as practicable, refund all amounts credited to his or her account without interest under any offering in which he or she is participating under this Plan and such former employee shall have no right to purchase Common Stock under this Plan. Any Eligible Employee who is on a leave of absence for longer than ninety (90) days and whose reemployment is not guaranteed either by statute or by contract shall be

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     deemed to have terminated employment for purposes of this Plan on the ninety-first (91) day of such absence.

11.  Exercise of Option and Purchase of Shares. Unless an Eligible Employee who
     -----------------------------------------
     has accepted an option under the offering has subsequently withdrawn from the offering pursuant to Paragraph 9 or 10 hereof, his or her option shall be deemed to have been exercised as of the last day of the applicable Purchase Period and become on such date an irrevocable obligation to purchase Common Stock in accordance with the provisions of this Plan. For each Purchase Period, the number of shares of Common Stock so purchased by each such Eligible Employee shall be determined by dividing the amount accumulated in his or her account during the Purchase Period by the Offering Price, rounded up to the nearest number of whole shares; provided,
                                                                       --------
     however, that in no event shall the number of shares so determined and
     -------
     purchased by an Eligible Employee exceed the total number of shares originally covered by his or her option in accordance with Paragraph 5. As soon as practicable thereafter, the Plan's recordkeeper shall establish an internal account reflecting the ownership of the whole shares of Common Stock, determined as aforesaid, purchased by each Eligible Employee. Notwithstanding the foregoing, with an employee's written and signed election, certificates for the number of whole shares of Common Stock purchased by the employee shall be issued and delivered to him or her. Any cash balance remaining in the account of an Eligible Employee shall be refunded without payment of interest.

12.  Rights as a Stockholder.  An Eligible Employee who has accepted an option
     -----------------------
     to purchase shares of Common Stock under this Plan shall not be entitled to any of the rights or privileges of a stockholder of the Company with respect to such shares, including the right to receive any dividends which may be declared by the Company, until such time as he or she actually has paid the purchase price for such shares and certificates have been issued to him or her in accordance with Paragraph 11 hereof.

13.  Rights Not Transferable.  An Eligible Employee's rights under this Plan and
     -----------------------
     options accepted by him or her hereunder are exercisable only by the Eligible Employee during his or her lifetime, and may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer the same shall be void, and automatically shall cause the option held by the Eligible Employee to be terminated. In such event, the Company shall refund without payment of interest all remaining amounts credited to the account of such Eligible Employee under this Plan.

14.  Administration of the Plan.  This Plan shall be administered by the
     --------------------------
     Committee, which is authorized to make such uniform rules as may be necessary to carry out its provisions. The Committee shall determine any questions arising in the administration, interpretation and application of this Plan, and all such determinations shall be conclusive and binding on all parties. In addition to the foregoing, the Committee is authorized to
     1) impose transfer restrictions on Common Stock purchased under the Plan; and 2) extend, cancel or otherwise revise any Purchase Period; provided,
                                                                    --------
     however, that such actions shall be made in a nondiscriminatory
     -------

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     manner and in compliance with Section 423 of the Code, and all applicable securities laws and regulations. The Committee shall designate those subsidiaries of the Company whose employees may participate in the Plan in accordance with Section 423 of the Code.

     If any option under this Plan shall be cancelled, lapse or terminate unexercised, the number of shares of Common Stock covered thereby shall again become available for sale under this Plan during subsequent Purchase Periods.

15.  Adjustment Upon Changes in Capitalization.  In the event of any change in
     -----------------------------------------
     the Common Stock of the Company by reason of stock dividends, split-ups, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and the like, the aggregate number and class of shares available under this Plan and the number, class and Offering Price of shares under option but not yet purchased under this Plan, shall be adjusted appropriately by the Committee.

16.  Registration of Certificates.  Stock certificates may be registered in the
     ----------------------------
     name of the Eligible Employee, or, if he or she so designates, in the Eligible Employee's name jointly with another individual, with right of survivorship.

17.  Amendment of Plan.  The Board of Directors may at any time amend this Plan
     -----------------
     in any respect, which shall not adversely affect the rights of Eligible Employees pursuant to options accepted under the Plan, except that, without stockholder approval, no amendment shall be made (i) increasing the number of shares to be reserved under this Plan, or (ii) changing the definition of subsidiaries or employees eligible to participate in the Plan. The Committee shall designate in writing the subsidiaries of the Company whose employees are eligible to participate in the Plan.

18.  Termination of the Plan.  All rights of Eligible Employees in any offering
     -----------------------
     hereunder shall terminate at the earlier of the conclusion of the last Purchase Period authorized herein on June 30, 2009 or:

        A. On the day that Eligible Employees participating in offerings made under this Plan become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares remaining available for purchase; or

        B. At any time, at the discretion of the Board of Directors upon notice to the employees.

  Upon termination of this Plan, shares of Common Stock shall be issued to Eligible Employees in accordance with Paragraph 11, and cash, if any, remaining in the accounts of the Eligible Employees shall be refunded to them without interest, as if the Plan were terminated at the end of a Purchase Period.

19.  Governmental Regulations and Listing.  All rights granted or to be granted
     ------------------------------------
to Eligible Employees under this Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the

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authorization, issuance, sale or transfer of the shares of Common Stock reserved for this Plan, including, where applicable and without limitation, there being a current registration statement of the Company under the Securities Act of 1933 covering the shares of Common Stock purchasable under options on the last day of the Purchase Period applicable to such options (and if such a registration statement shall not be effective at such time as it is required to be, the term of such options and the Purchase Period may, at the Company's sole discretion, be extended as the Company deems appropriate) or there being an exemption from registration available in the Company's sole judgment. If applicable, all such rights hereunder are also similarly subject to effectiveness of an appropriate listing application to the National Association of Securities Dealers, Inc. or other national exchange, covering the shares of Common Stock under the Plan upon official notice of issuance.

20.  Miscellaneous.
     -------------

A. This Plan shall be submitted for approval by the stockholders of the Company prior to twelve (12) months following the adoption of the Plan by the Board of Directors in accordance with standard corporate procedures. Exercise of options accepted prior thereto shall be subject to the condition that prior to such date this Plan shall be approved by such stockholders in the manner contemplated by Code (S) 423(b)(2). If not so approved prior to such date, this Plan shall terminate, all options hereunder shall be canceled and be of no further force or effect, and the Company shall, as soon as practicable, refund to all Eligible Employees, without interest, all sums credited to their respective accounts.

B. This Plan shall not be deemed to constitute a contract of employment between the Company and any Eligible Employee, nor shall it interfere with the right of the Company to terminate any Eligible Employee's employment and treat him or her without regard to the effect which such treatment might have upon him or her under this Plan.

C. This Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Colorado, and in accordance with the applicable provisions of Code (S)(S) 421 and 423 and all related Code sections applicable to a qualified "employee stock purchase plan."

D. Wherever appropriate as used herein, the masculine gender may be read as the feminine gender, the feminine gender may be read as the masculine gender, the singular may be read as the plural and the plural may be read as the singular.

E. If any one or more of the terms, conditions or provisions or any part hereof contained in this Plan shall for any reason or to any extent be held invalid, illegal or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the remainder of such terms, conditions or provisions, or any other provision of this Plan, and this Plan shall be construed as if the invalid, illegal or unenforceable term, condition or

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    provision had never been contained herein, and each term, condition or provision shall be valid and enforced to the fullest extent permitted by law.

F. Shares of Common Stock issued pursuant to this Plan shall be subject to such restrictions that the Board of Directors may, in its discretion, determine to be appropriate and may include restrictions on the transfer of Common Stock.



0246817.02

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